SUB-ADVISORY AGREEMENT

      THIS SUB-ADVISORY AGREEMENT is made as of this 20th day of February, 2004 by and between PIONEER INVESTMENT MANAGEMENT, INC., a Delaware corporation and a member of the UniCredito Italiano banking group, register of banking groups with its principal place of business at 60 State Street, Boston, Massachusetts 02109 (the "Adviser"), and L. ROY PAPP & ASSOCIATES, LLP, an Arizona limited liability partnership with its principal place of business at 6225 North 24th Street, Suite 150, Phoenix, Arizona 85016 ("Sub-Adviser").

                               W I T N E S S E T H

      WHEREAS, pursuant to authority granted to the Adviser by the Board of Trustees (the "Board") of the Pioneer Papp Stock Fund (the "Fund") and pursuant to the provisions of the Management Agreement dated as of February 20, 2004 between the Adviser and the Fund (the "Management Agreement"), the Adviser has selected the Sub-Adviser to act as investment sub-adviser of the Fund and to provide certain other services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Adviser and the Sub-Adviser do hereby agree as follows:

      1. The Sub-Adviser's Services.

            (a) Investment Services. The Sub-Adviser shall act as investment sub-adviser with respect to the Fund. In such capacity, the Sub-Adviser shall, subject to the supervision of the Adviser and the Board, regularly provide the Fund with investment research, and advice and shall continuously furnish an investment program for the Fund, consistent with the investment objectives and policies of the Fund. The Sub-Adviser shall determine, from time to time, what securities shall be purchased for the Fund, what securities shall be held or sold by the Fund and what portion of the Fund's assets shall be held uninvested in cash, subject always to the provisions of the Fund's Certificate of Trust, Agreement and Declaration of Trust, By-Laws and its registration statement on Form N-1A (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act"), and under the Securities Act of 1933, as amended (the "1933 Act"), covering the Fund's shares, as filed with the U.S. Securities and Exchange Commission (the "Commission"), and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect. To carry out such obligations, the Sub-Adviser shall exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. Notwithstanding the foregoing, the Sub-Adviser shall, upon written instructions from the Adviser, effect such portfolio transactions for the Fund as the Adviser may, in the exercise of its fiduciary duties to the Fund, from time to time direct. No reference in this Agreement to the Sub-Adviser having full discretionary authority over the Fund's investments shall in any way limit the right of the Adviser, in its sole discretion, to establish or revise policies in connection with the management of the

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      Fund's assets or to otherwise exercise its right to control the overall management of this Fund's assets.

            (b) Compliance. The Sub-Adviser agrees to comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940 (the "Advisers Act"), the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Commodity Exchange Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder.. The Sub-Adviser also agrees to comply with the objectives, policies and restrictions set forth in the Registration Statement, as amended or supplemented, of the Fund, and with any policies, guidelines, instructions and procedures approved by the Board or the Adviser, having been provided to the Sub-Adviser; provided, however, that the Sub-Adviser shall not have any liability for acting in accordance with the Adviser's explicit instructions. In selecting the Fund's portfolio securities and performing the Sub-Adviser's obligations hereunder, the Sub-Adviser shall cause the Fund to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company. The Sub-Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure the Fund's compliance with the foregoing. The Sub-Adviser shall also maintain compliance procedures that it reasonably believes are adequate to ensure its compliance with the Advisers Act. No supervisory activity undertaken by the Adviser shall limit the Sub-Adviser's responsibility for the foregoing.

            (c) Proxy Voting. The Board has the authority to determine how proxies with respect to securities that are held by the Fund shall be voted, and the Board has determined to delegate the authority and responsibility to vote proxies for the Fund's securities to the Adviser. So long as proxy voting authority for the Fund has been delegated to the Adviser, the Sub-Adviser shall provide such assistance to the Adviser with respect to the voting of proxies for the Fund as the Adviser may from time to time reasonably request, and the Sub-Adviser shall promptly forward to the Adviser any information or documents reasonably necessary for the Adviser to exercise its proxy voting responsibilities. The Sub-Adviser shall not vote proxies with respect to the securities held by the Fund unless and until the Board or the Adviser delegates such authority and responsibility to the Sub-Adviser or otherwise instructs the Sub-Adviser to do so in writing, whereupon the Sub-Adviser shall carry out such responsibility in accordance with the Fund's Proxy Voting Policies and any instructions that the Board or the Adviser shall provide from time to time and shall provide such reports and keep such records relating to proxy voting as the Board or the Adviser may reasonably request or as may be necessary for the Fund to comply with the 1940 Act and other applicable law. Any such delegation of proxy voting responsibility to the Sub-Adviser may be revoked or modified by the Board or the Adviser at any time.

            (d) Recordkeeping. The Sub-Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund, except as otherwise provided herein or as may be reasonably necessary for the Sub-Adviser to supply to the Adviser, the Fund or its Board the information required to be supplied under this Agreement.

            The Sub-Adviser shall maintain separate books and detailed records of all matters pertaining to the Fund's assets advised by the Sub-Adviser required by Rule 31a-1 under the 1940 Act (other than those records being maintained by the Adviser, custodian or transfer agent appointed by the
      Fund) relating to its responsibilities provided hereunder with respect to the Fund, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the "Fund's Books and Records"). The Fund's Books and Records shall be available to the Adviser and the Board at any time upon request, copies of which shall be delivered to the Fund upon the termination of this Agreement and shall be available for telecopying without delay during any day the Fund is open for business.

            (e) Holdings Information and Pricing. The Sub-Adviser shall keep the Fund and the Adviser informed of developments materially affecting the Fund's holdings, and shall, on its own initiative, furnish the Fund and the Adviser from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose. The Sub-Adviser agrees to immediately notify the Adviser if the Sub-Adviser believes that the market value of any security held by the Fund is not an appropriate fair value in accordance with the Fund's valuation procedures. The Sub-Adviser agrees to provide any pricing information of which the Sub-Adviser is aware to the Adviser and/or the Fund's pricing agent as may be necessary to assist in the determination of the fair value of any Fund holdings for which market quotations are not readily available or such information is otherwise required in accordance with the 1940 Act or the Fund's valuation procedures for the purpose of calculating the Fund's net asset value in accordance with procedures and methods established by the Board.

            (f) Cooperation with Agents of the Adviser and the Fund. The Sub-Adviser agrees to cooperate with and provide reasonable assistance to the Adviser, the Fund, the Fund's custodian and foreign sub-custodians, the Fund's pricing agents and all other agents and representatives of the Fund and the Adviser, provide them with such information with respect to the Fund as they may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations.

      2. Code of Ethics. The Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it will provide to the Adviser and the Fund. The Sub-Adviser shall ensure that its Access Persons (as defined in the Sub-Adviser's Code of Ethics) comply in all respects with the Sub-Adviser's Code of Ethics, as in effect from time to time. Upon request, the Sub-Adviser shall provide the Fund with a (i) a copy of the Sub-Adviser's current Code of Ethics, as in effect from time to time, and (ii) certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Adviser's Code of Ethics. Annually, the Sub-Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Adviser's Code of Ethics to the Fund and the Adviser. The Sub-Adviser shall respond to requests for information from the Adviser as to violations of the Code by Access Persons and the sanctions imposed by the Sub-Adviser. The Sub-Adviser shall immediately notify the Adviser of any material violation of the Code, whether or not such violation relates to any security held by the Fund.

      3. Information and Reporting. The Sub-Adviser shall keep the Fund and the Adviser informed of developments relating to its duties as Sub-Adviser of which the Sub-Adviser has, or should have, knowledge that materially affect the Fund. In this regard, the Sub-Adviser shall provide the Fund, the Adviser, and their respective officers with such periodic reports concerning the obligations the Sub-Adviser has assumed under this Agreement as the Fund and the Adviser may from time to time reasonably request.

            (a) Notification of Breach / Compliance Reports. The Sub-Adviser shall notify the Adviser immediately upon detection of (i) any failure to manage the Fund in accordance with its investment objectives and policies or any applicable law; or (ii) any breach of any of the Fund's or the Adviser's policies, guidelines or procedures. In addition, the Sub-Adviser shall provide a quarterly certification that the Fund is in compliance with its investment objectives and policies, applicable law, including, but not limited to the 1940 Act and Subchapter M of the Code, and the Fund's and the Adviser's policies, guidelines or procedures. The Sub-Adviser acknowledges and agrees that the Adviser may, in its discretion, provide such quarterly compliance certifications to the Board. The Sub-Adviser agrees to correct any such failure promptly and to take any action that the Adviser may reasonably request in connection with any such breach. The Sub-Adviser shall also provide the officers of the Fund with supporting certifications in connection with such certifications of the Fund's financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act. The Sub-Adviser will promptly notify the Adviser if
      (i) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, (A) involving the affairs of the Fund (excluding class action suits in which the Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or (B) the compliance by the Sub-Adviser with federal or state securities laws in connection with the management of the Fund or, if instituted by the Commission, in connection with the Sub-Adviser's business generally or (ii) the controlling stockholder or executive committee of the Sub-Adviser changes, there is otherwise an actual change in control (whether through sale of all or substantially all the assets of the Sub-Adviser or a material change in management of the Sub-Adviser) or an "assignment" (as defined in the 1940 Act) hasoccurred or is reasonably likely to occur.

            (b) Inspection. Upon reasonable request and to the extent permitted by law, with at least 24 hours advance notice, the Sub-Advisor agrees to make its records and premises (including the availability of the Sub-Adviser's employees for interviews) to the extent that they relate to the conduct of services provided to the Fund or the Sub-Adviser's conduct of its business as an investment adviser, to the extent it relates to the management of the Fund, available for compliance audits by the Adviser or the Fund's employees, accountants or counsel; in this regard, the Fund and the Adviser acknowledge that the Sub-Adviser shall have no obligations to make available proprietary information unrelated to the services provided to the Fund or any information related to other clients of the Sub-Adviser, except to the extent necessary for the Adviser to confirm the absence of any conflict of interest and compliance with any laws, rules or regulations in the management of the Fund

            (c) Board and Filings Information. The Sub-Adviser will provide the Adviser with any information reasonably requested regarding its management of the Fund required for any meeting of the Board, or for any shareholder report, amended registration statement, proxy statement, or prospectus supplement to be filed by the Fund with the Commission. The Sub-Adviser will make its officers and employees available to meet with the Board from time to time on due notice to review the investments of the Fund in light of current and prospective economic and market conditions and shall furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto; provided, however, that any and all reasonable travel expenses incurred by the Sub-Adviser and its officers and employees shall be payable by the Adviser.

            (d) Transaction Information. The Sub-Adviser shall furnish to the Adviser such information concerning portfolio transactions as may be necessary to enable the Adviser to perform such compliance testing on the Fund and the Sub-Adviser's services as the Adviser may, in its reasonable discretion, determine to be appropriate. The provision of such information by the Sub-Adviser in no way relieves the Sub-Adviser of its own responsibilities for ensuring the Fund's compliance.

      4. Brokerage.

            (a) Principal Transactions. In connection with purchases or sales of securities for the account of the Fund, neither the Sub-Adviser nor any of its directors, officers employees or affiliated persons will act as a principal or agent or receive any commission except as permitted by the 1940 Act.

            (b) Placement of Orders. The Sub-Adviser shall arrange for the placing of all orders for the purchase and sale of securities for the Fund's account with brokers or dealers selected by the Sub-Adviser. In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser is directed at all times to seek for the Fund the most favorable execution and net price available under the circumstances except as described herein. It is also understood that it is desirable for the Fund that the Sub-Adviser have access to brokerage and market research services provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers, as consistent with Section 28(e) of the 1934 Act and any Commission staff interpretations thereof. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Adviser and the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with its or its affiliates' services to other clients. In addition, subject to the Sub-Adviser's obligation to seek the most favorable execution and net price available under the circumstances, the Sub-Adviser may consider the sale of the Fund's shares in selecting brokers and dealers. The

      Sub-Adviser and not the Fund or the Adviser shall be liable for any losses or costs resulting from the Sub-Adviser's errors in placing trades on behalf of the Fund.

            (c) Aggregated Transactions. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased in order to seek to obtain best execution and lower brokerage commissions, if any. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

            (d) Alternative Trading Arrangements. From time to time, the Adviser and the Sub-Adviser may agree that the Sub-Adviser shall place all trades for the Fund through the Adviser's trading desk. In such event, the Adviser shall have complete authority to determine the brokers or dealers through which any trade by the Fund is placed and as to the timing and manner of the execution of any such trade, although the Sub-Adviser may give guidance. In such event, the Adviser shall be responsible for obtaining best execution on behalf of the Fund and the Sub-Adviser shall remain responsible for all other compliance issues in connection with the Fund's portfolio transactions, including the appropriate and accurate placement of orders on behalf of the Fund into the Adviser's trading system and confirming the appropriate settlement of the transactions. The parties also may agree from time to time that the authority to trade securities for the Fund will revert back to the Sub-Adviser, pursuant to the requirements of this Section 4 of this Agreement.

      5. Custody. Nothing in this Agreement shall permit the Sub-Adviser to take or receive physical possession of cash, securities or other investments of the Fund.

      6. Allocation of Charges and Expenses. The Sub-Adviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Sub-Adviser shall not be responsible for the Fund's or the Adviser's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments. Specifically, the Sub-Adviser will not be responsible for expenses of the Fund or the Adviser, as the case may be, including, but not limited to, the following: (i) charges and expenses for accounting, pricing and appraisal services and related overhead, including, to the extent such services are performed by personnel of the Sub-Adviser or its affiliates, office space and facilities, and personnel compensation, training and benefits; (ii) the charges and expenses of auditors; (iii) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Fund; (iv) underwriting commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party; (v) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies; (vi) fees and expenses involved in registering and maintaining registrations of the Fund's shares with federal regulatory agencies, state or blue sky securities agencies and foreign jurisdictions, including the preparation of prospectuses and statements of additional information for filing with such regulatory authorities; (vii) all expenses of shareholders' and Board meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses of legal counsel to the Fund and the Board; (ix) any distribution fees paid by the Fund in accordance with Rule 12b-1 promulgated by the Commission pursuant to the 1940 Act; (x) compensation and expenses of the Board; (xi) the cost of preparing and printing share certificates; (xii) interest on borrowed money, if any; and(xiii) any other expense that the Fund, the Adviser or any other agent of the Fund may incur (A) as a result of a change in the law or regulations, (B) as a result of a mandate from the Board with associated costs of a character generally assumed by similarly structured investment companies or
(C) that is similar to the expenses listed above, and that is approved by the Board (including a majority of the Independent Trustees) as being an appropriate expense of the Fund. The Fund or the Adviser, as the case may be, shall promptly reimburse the Sub-Adviser for any such expenses or other expenses of the Fund or the Adviser, as may be reasonably incurred by such Sub-Adviser on behalf of the Fund or the Adviser. The Sub-Adviser shall keep and supply to the Fund and the Adviser adequate records of all such expenses.

      7. Representations, Warranties and Covenants of the Sub-Adviser.

            (a) Properly Licensed. The Sub-Adviser is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement. The Sub-Adviser agrees to promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser to an investment company. The Sub-Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.

            (b) ADV Disclosure. The Sub-Adviser has provided the Adviser with a copy of its Form ADV (Parts 1 and II) and will promptly furnish any amendment thereto to the Adviser. The information contained in the Sub-Adviser's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

            (c) Fund Disclosure Documents. The Sub-Adviser has reviewed and will in the future review, the Registration Statement, and any amendments or supplements thereto, the annual or semi-annual reports to shareholders, other reports filed with the Commission and any marketing material of the Fund (collectively the "Disclosure Documents") and represents and warrants that with respect to disclosure about the Sub-Adviser, the manner in which the Sub-Adviser manages the Fund or information relating directly or indirectly to the Sub-Adviser, such Disclosure Documents contain or will contain, as of the date thereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

            (d) No Statutory Disqualification As An Investment Adviser. The Sub-Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Sub-Adviser, there is no proceeding or investigation that is reasonably likely to result in the Sub-Adviser being prohibited from performing the services contemplated by this Agreement.

            (e) Insurance. The Sub-Adviser shall maintain errors and omissions and fidelity insurance coverage in an amount agreed upon from time to time by the Adviser and the Sub-adviser and from an insurance provider that is in the business of regularly providing insurance coverage to investment advisers. The Sub-Adviser shall provide prior written notice to the Adviser (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims will be made on its insurance policies. Furthermore, it shall upon request provide to the Adviser any information it may reasonably require concerning the amount of or scope of such insurance. The Sub-Adviser's insurance shall, at a minimum, cover errors and omissions of the Sub-Adviser.

            (f) Competent Staff. The Sub-Adviser shall ensure that sufficient and competent investment management, administrative and compliance staff experienced in managing accounts similar to the Fund shall have charge at all times of the conduct of, and shall maintain close supervision of, the investment and management of the Fund. For the avoidance of doubt, the Sub-Adviser shall ensure that any affiliate or third party to whom its duties have been delegated, shall comply with the foregoing.

            (g) No Detrimental Agreement. The Sub-Adviser represents and warrants that it has no arrangement or understanding with any party, other than the Fund, that would influence the decision of the Sub-Adviser with respect to its selection of securities for the Fund, and that all selections shall be done in accordance with what is in the best interest of the Fund.

            (h) Conflicts. The Sub-Adviser shall act honestly, in good faith and in the best interests of the Fund including requiring any of its personnel with knowledge of the Fund's activities to place the interest of the Fund first, ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with the Fund.

            (i) Representations. The representations and warranties in this
      Section 7 shall be deemed to be made on the date this Agreement is executed and at the time of delivery of the quarterly compliance report required by Section 3(a), whether or not specifically referenced in such certificate.

      8. Representations, Warranties and Covenants of the Adviser.

            (a) Properly Licensed. The Adviser is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement. The Adviser agrees to promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser to an investment company. The Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.

            (b) ADV Disclosure. The Adviser has provided the Sub-Adviser with a copy of its FORM ADV (Parts I and II) and will promptly furnish any amendment thereto to the Sub-Adviser. The information contained in the Adviser's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements contained therein not misleading.

            (c) Fund Disclosure Documents. The Adviser has reviewed and will in the future review, the disclosure documents of the Fund and represents and warrants that with respect to disclosure about the Adviser, or information relating directly or indirectly to, or provided by, the Adviser, such disclosure documents contain or will contain, as of the date thereof, no untrue statement of material fact which was required to be stated therein or necessary to make the statements therein not misleading.

            (d) No Statutory Disqualification As An Investment Adviser. The Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement or otherwise, and to the best knowledge of the Adviser, there is no proceeding or investigation that is reasonably likely to result in the Adviser being prohibited from performing its services as an investment adviser.

      9. The Name "Papp". The Sub-Adviser acknowledges that it has transferred to the Adviser all rights in the use of the name "Papp" in connection with the Fund. The Adviser consents to the use by the Fund of the name "Papp" as part of the name of the Fund. Neither the Fund nor the Adviser shall be obligated to use the name "Papp" in the name of the Fund. The foregoing authorization by the Adviser to the Fund to use such name as part of the name of the Fund is not exclusive of the right of the Adviser itself to use, or to authorize others to use, the same; the Fund acknowledges and agrees that as between the Fund and the Adviser, the Adviser has the exclusive right so to use, or authorize others to use, such name and the Fund agrees to take such action as may reasonably be requested by the Adviser to give full effect to the provisions of this section. Without limiting the generality of the foregoing, the Fund agrees that, upon any termination of this Agreement, the Fund will, at the request of the Adviser, promptly change the name of the Fund so as to eliminate all reference, if any, to the name "Papp" and will not thereafter transact any business using the name "Papp" whatsoever; provided, however, that the Fund may continue to use beyond such date any supplies of prospectuses, marketing materials and similar documents that the Adviser or its affiliates had on hand at the date of such name change. The Sub-Adviser represents and warrants that it has transferred to the Adviser the right to use the name "Papp" in connection with the Fund and that there are no threatened or existing actions, claims, litigation or proceedings that would adversely effect or prejudice the rights of the Sub-Adviser, Adviser or Fund to use the name "Papp"."

      10. Sub-Adviser's Compensation. The Adviser shall pay to the Sub-Adviser, as compensation for the Sub-Adviser's services hereunder, a fee, determined as described in Schedule A that is attached hereto and made a part hereof. Such fee shall be computed daily and paid monthly in arrears by the Adviser. The Fund shall have no responsibility for any fee payable to the Sub-Adviser. In the event that the fee paid to the Adviser for managing the Fund is reduced for any reason whatsoever, the fee hereunder shall be subject to the same percentage reduction

      The method for determining net assets of the Fund for purposes hereof shall be the same as the method for determining net assets for purposes of establishing the offering and redemption prices of Fund shares as described in the Fund's prospectus. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

      11. Independent Contractor. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed to be an agent of the Fund or the Adviser. If any occasion should arise in which the Sub-Adviser gives any advice to its clients concerning the shares of the Fund, the Sub-Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

      12. Assignment and Amendments. This Agreement shall automatically terminate, without the payment of any penalty, in the event of (i) its assignment, including any change in control, as defined in the 1940 Act, of the Adviser or the Sub-Adviser, or (ii) in the event of the termination of the Management Agreement; provided that such termination shall not relieve the Adviser or the Sub-Adviser of any liability incurred hereunder.

      This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

      13. Duration and Termination.

            (a) This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal and unless terminated automatically as set forth in Section 12 hereof or until terminated as follows:

            (b) The Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser. In addition, the Fund may cause this Agreement to terminate either (i) by vote of its Board or (ii) upon the affirmative vote of a majority of the outstanding voting securities of the Fund; or

            (c) The Sub-Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser; or

            (d) This Agreement shall automatically terminate on December 31st of any year, beginning on December 31, 2004, in which its terms and renewal shall not have been approved by (A) (i) a majority vote of the Board or
      (ii) the affirmative vote of a
      majority of the outstanding voting securities of the Fund; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder; and
      (B) a majority vote of the Trustees who are not "interested persons" (as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the staff of the Commission) of the Fund, the Adviser or the Sub-Adviser, at a meeting called for the purpose of voting on such approval.

            (e) For the purposes of this Agreement, "Affirmative vote of a majority of the outstanding voting securities of the Fund" shall have the meaning set forth in the 1940 Act, subject, however, to such interpretations of the staff of the Commission.

      Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

      In the event of termination of this Agreement for any reason, the Sub-Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets. In addition, the Sub-Adviser shall deliver the Fund's Books and Records to the Adviser by such means and in accordance with such schedule as the Adviser shall direct and shall otherwise cooperate in the transition of portfolio asset management to any successor of the Sub-Adviser, including the Adviser, for a period up to thirty-days (30) from such termination.

      14. Liability of the Sub-Adviser. The Sub-Adviser shall not be liable to the Adviser Indemnitees (as defined below) for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by an Adviser Indemnitee as a result of any error of judgment or mistake of law by the Sub-Adviser with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser for, and the Sub-Adviser shall indemnify and hold harmless the Adviser, the Fund and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons thereof (as described in Section 15 of the 1933 Act) (collectively, the "Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) by reason of or arising out of: (a) the Fund or the Sub-Adviser being in violation (the existence of such violation as agreed upon in good faith by the Adviser and the Sub-Adviser or as otherwise determined by a court of law or state or federal governmental or regulatory body) of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Fund's Registration Statement or any written guidelines or instruction provided in writing by the Board or the Adviser, (b) the Fund's failure to satisfy the diversification or source of income requirements of Subchapter M of the Code, or (c) the Sub-Adviser's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement; provided, however, that with respect to clauses (a) and (b) above, the violation did not result directly from information provided or action taken (or failed to be provided or failed to be taken) by the Adviser or its agents; provided further that in the event that the violation resulted in part directly from information provided or action taken (or failed to be provided or failed to be taken) by the Adviser or its agents and in part from the actions or omissions of the Sub-Adviser, the Sub-Adviser shall indemnify the Adviser and the Fund for such portion of such loss that is attributable directly or indirectly to the action or omission of the Sub-Adviser. In addition, the Sub-Adviser shall indemnify and hold harmless the Fund and the Adviser against any liability that arose out of the Sub-Adviser's management of Papp Stock Fund, Inc. pursuant to the Investment Advisory Agreement between L. Roy Papp Stock Fund, Inc. and L. Roy Papp & Associates, dated as of November 7, 1989, subject to the standard set forth in this Agreement.

      15. Enforceability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

      16. Limitation of Liability. The parties to this Agreement acknowledge and agree that no Trustee, officer or holder of shares of beneficial interests of the Fund shall be liable for any litigation arising hereunder, whether direct or indirect. The Fund's Certificate of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the State of Delaware. Such Certificate of Trust and the Fund's Agreement and Declaration of Trust describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

      17. Jurisdiction. This Agreement shall be governed by and construed in accordance with the substantive laws of The Commonwealth of Massachusetts and the Sub-Adviser consents to the jurisdiction of courts, both state or federal, in Boston, Massachusetts, with respect to any dispute under this Agreement.

      18. Paragraph Headings. The headings of paragraphs contained in this Agreement are provided for convenience only. The form no part of this Agreement and shall not affect its construction.

      19. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.


ATTEST:                           PIONEER INVESTMENT MANAGEMENT, INC.


/s/ Christopher J. Kelley         By:__/s/ Dorothy E. Bourassa
Christopher J. Kelley                Name:  Dorothy E. Bourassa
Assistant Vice President             Title:  Secretary


ATTEST:                           L. ROY PAPP & ASSOCIATES, LLP


/s/ Kent Hardaway                 By:___/s/ Harry A. Papp
Kent Hardaway                        Name:  Harry A. Papp
Partner                              Title:  Partner

                                   SCHEDULE A

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the Fund under the following fee schedule:

     Assets                                                    Rate
     First $500 Million                                        0.40%
     Greater than $500 Million                                 0.30%